UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 11, 2014

ASHFORD INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36400	46-5292553
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

    Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01     REGULATION FD DISCLOSURE
On November 11, 2014, Ashford Hospitality Trust, Inc. ("Ashford Trust") announced that its Board of Directors has announced that the distribution ratio for the spin-off of Ashford Inc. (NYSE MKT: AINC) common stock will be one share of Ashford Inc. common stock for every 87 shares of Ashford Trust common stock held by such stockholder on November 11, 2014 (the “Record Date”). Following the distribution, Ashford Inc. will be an independent asset management company with long-term, advisory agreements in place to advise Ashford Trust and Ashford Hospitality Prime (NYSE: AHP) (“Ashford Prime”). Following the distribution by Ashford Trust and the completion of the exchange offer being conducted by Ashford Inc., approximately 70% of the outstanding common stock of Ashford Inc. will be publicly held (including shares held by officers and directors of Ashford Trust and Ashford Inc.). The remaining approximate 30% of the outstanding common stock of Ashford Inc. will be held by Ashford Trust.

The spin-off will be completed through a pro-rata taxable dividend of Ashford Inc. common stock on November 12, 2014 (the “Distribution Date”) to Ashford Trust stockholders of record (“Ashford Trust Record Holders”) as of the close of business of the New York Stock Exchange (“NYSE”) on the Record Date. On the Distribution Date, each Ashford Trust stockholder will receive one share of Ashford Inc. common stock for every 87 shares of Ashford Trust common stock held by such stockholder on the Record Date. The distribution of these shares will be made in book-entry form, which means that no physical share certificates will be issued.

No fractional shares of Ashford Inc. common stock will be issued. Fractional shares of Ashford Inc. stock to which Ashford Trust Record Holders would otherwise be entitled will be aggregated and, after the distribution, sold in the open market by the distribution agent. The aggregate net proceeds of the sales will be distributed in a pro-rata manner as cash payments to those shareholders of record who would otherwise have received fractional shares of Ashford Inc. common stock. Ashford Trust stockholders should consult their tax advisors with respect to U.S. federal, state, local and foreign tax consequences of the Ashford Inc. spin-off.

Following the spin-off, Ashford Trust’s shares of common stock will continue to trade on the NYSE under the ticker symbol “AHT.” Ashford Inc. intends to have its common stock listed on the NYSE MKT under the symbol “AINC.” An information statement concerning the details regarding the distribution of Ashford Inc. common stock and its business and management following the spin-off will be mailed to Ashford Trust stockholders of record on the Record Date.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits
Exhibit Number         Description

99.1	Press Release of Ashford Trust announcing the distribution ratio for the spin-off of Ashford Inc., dated November 11, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2014

ASHFORD INC.
By: /s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel